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                                                                   EXHIBIT 16.1


                          [LILLING & COMPANY LLP LETTERHEAD]
                             Certified Public Accountants




                                                          October 9, 1998



Mr. Mohammad Ali Kahn
President
Klein Maus & Shire, Inc.
110 Wall Street
New York, NY 10005


Gentlemen:

     This is to confirm that in connection with the financial statements of Klein Maus and Shire, Inc. ("the Company") for the year ended December 31, 1997, there were no disagreements with the Company with respect to reporting issues connected with the release of those statements.


                                                 LILLING & COMPANY LLP


                                                 By /s/ Mark Lilling
                                                    -----------------------
                                                    Mark Lilling, Partner